PROTOCOL SYSTEMS, INC.

                        AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

PARTIES:    Protocol Systems, Inc. ("Company")
            8500 SW Creekside Place
            Beaverton, OR 97008

            Richard Roa ("Executive")
            7918 SW 189th Avenue
            Beaverton, OR 97007

DATE: March 1, 2000

                                        RECITALS:

     A. The Company and the Executive have entered into an Executive Employment Agreement dated as of July 13, 1998 (the "Employment Agreement").

     B. The Company and the Executive now desire to modify certain provisions of the Employment Agreement.

     NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Capitalized terms used herein but not defined herein have their defined meanings as set forth in the Employment Agreement.

     2. Section 2.3 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     2.3 TERM. This Agreement shall remain in effect until the earlier of (i) termination pursuant to Article 4 or Article 6 of this Agreement or (ii) three (3) years from the date of this Agreement, provided however that if a Change of Control occurs within three (3) years from the date of this Agreement, then this Agreement shall remain in effect for two (2) years from the date of the first Change of Control event described in Section 6.1.1.

     3. Section 6.2.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     6.2.1 Change of Control Termination Payment. In the event of a Change of Control Termination as defined in Section 6.1.2, without further action by the Board, the Company shall, within thirty (30) days of such termination, make a lump sum payment to the Executive, equal to one (1) years' Base Salary.

     4. Section 6.5 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     6.5 Vesting of Stock Options. All unvested stock options held by Executive, if any, shall vest immediately upon a Change of Control Termination as defined in Section 6.1.2. Executive may exercise such options in accordance with the terms and conditions of the stock option plan and the agreement pursuant to which such options were granted.

     5. Except as set forth and amended and restated herein, the Employment Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to Executive Employment Agreement to be duly executed on the day and year first written above.

EXECUTIVE                                 PROTOCOL SYSTEMS, INC.


_______________________________________   By:___________________________________
Richard Roa                               Title:________________________________